UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 26, 2002
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                               NEBO Products, Inc.
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             (Exact name of registrant as specified in its charter)


                                      Utah
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         (State or other jurisdiction of incorporation or organization)


         333-56552                                   87-0637063
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  (Commission file number)             (I.R.S. Employer Identification No.)



   12382 Gateway Parkplace #300
   Draper, Utah                                          84020
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Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 495-2150





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(Former name or former address, if changed since last report)


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Item 5.    Other Events

         On November 26, 2002 Nebo Products, Inc. (the "Company") announced an initial closing on the conversion of certain Company debt and contingent liabilities into shares of the Company's Series A Convertible Preferred Stock ("Preferred Stock").

         In the debt restructuring (the "Restructuring"), the Company entered into Exchange Agreements with certain holders of Company debt and contingent liabilities, pursuant to which the debt holders agreed to release $1,104,313 in value of debt and contingent liabilities for 5,521,565 shares of Preferred Stock, at the exchange price of $0.20 per share of Preferred. The Preferred Stock is convertible into shares of Company Common Stock at the rate of one share of Common for each share of Preferred. The Preferred Stock has 6% dividend and $0.20 per share liquidation preference rights over the Common Stock of the Company. Holders of shares of Preferred Stock are also entitled to one vote per share on all matters presented for voting to the Company's shareholders.

         In addition, $441,123 of Company debt was restructured in the form of revised promissory notes with longer maturities, lower interest rates, and the option to convert the debt into shares of Common Stock of the Company at $0.20 per share (the "Revised Convertible Notes").

         In connection with the Restructuring, certain Company debt holders were granted warrants to purchase up to an aggregate of 1,278,189 shares of Common Stock of the Company, at an exercise price of $0.20 per share (the "Warrants").

         Certain of the shares of Common Stock underlying the Warrants, the Revised Convertible Notes, and the Preferred Stock have been granted piggyback registration rights in the event of future registered offerings of equity by the Company, and certain limited demand registration rights.

         In the Restructuring, the Company reserved and exercised the right to enter into debt exchange agreements with any, some, or all of the holders of the Company debts. However, the initial closing of the Restructuring was contingent upon the agreement of holders of Company debts aggregating more than $1,000,000 to exchange their Company obligations for shares of Preferred Stock, which contingency was met. The Company also reserved and exercised the right to individually negotiate with Company debt holders, resulting in exchange agreements with some creditors on terms more or less favorable than exchange agreements with others.




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Item 7.  Exhibits.

Exhibit No.                        Description
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(10)    Sample Note Exchange Agreement between the Company and certain of the holders of Company Debt.

(99)    Press release issued by the Company.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      NEBO Products, Inc.


                          By:
                                      ------------------------------------
                                      Scott Holmes
                                      President and Chief Executive Officer


Date:  December 3, 2002



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                                  EXHIBIT INDEX


Exhibit No.
Under Reg.                                                    Sequential
S-K, Item 601               Description                       Page Number
-------------               ------------                      ------------

(10)                        Sample Note Exchange Agreement
                            between the Company and certain
                            of the holders of Company Debt.

(99)                        Press release issued by the Company.